UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 30, 2019

FIRST HAWAIIAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14585	99-0156159
(Commission File Number)	(IRS Employer Identification No.)

999 Bishop St., 29th Floor Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

(808) 525-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                      Other Events.

On February 1, 2019, BancWest Corporation (the “Selling Stockholder”), a subsidiary of BNP Paribas, completed the sale of 24,859,750 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company to J.P. Morgan Securities LLC, as the underwriter of the public offering (the “Offering”).

In connection with the Offering, the Company entered into an Underwriting Agreement, dated January 30, 2019 (the “Underwriting Agreement”), by and among the Company, BNP Paribas, the Selling Stockholder and J.P. Morgan Securities LLC, as the underwriter.  As a result of the completion of the Offering, BNP Paribas (through the Selling Stockholder) has fully exited its stake in the Common Stock.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. Exhibits 1.1 and 5.1 contained in Item 9.01 hereof are hereby incorporated by reference into the Registration Statement (File No. 333-224745) pursuant to which the Offering has been registered with the Securities and Exchange Commission.

Item 9.01                      Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 30, 2019, by and among the Company, BancWest Corporation, BNP Paribas and J.P. Morgan Securities LLC.

5.1	Opinion of Sullivan & Cromwell LLP.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 1, 2019, by and among the Company, BancWest Corporation, BNP Paribas and J.P. Morgan Securities LLC.

5.1	Opinion of Sullivan & Cromwell LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

FIRST HAWAIIAN, INC.

Date: February 1, 2019	By:	/s/ Robert S. Harrison
	Name:	Robert S. Harrison
	Title:	Chairman of the Board and Chief Executive Officer